Exhibit 99.1

Transactions effected during
the sixty day period prior to the filing

During the sixty day period prior to the filing of this Schedule 13D, the Reporting Persons engaged in the transactions in Common Stock of the Company listed below.

Transactions effected on behalf of the Separately Managed Accounts were effected as a result of investment or redemption decisions made by the persons holding such Separately Managed Accounts.

Relevant Party	Transaction	Date	No. Shares	Price Per Share (1)
Separately Managed Accounts	Open Market Purchase	10/03/2025	236	$3.04
	Open Market Purchase	10/06/2025	4,962	$2.93
	Open Market Sale	10/06/2025	872	$2.97
	Open Market Sale	10/07/2025	2,224	$2.93
	Open Market Purchase	10/08/2025	6,918	$2.90 (2)
	Open Market Sale	10/09/2025	11	$2.81
	Open Market Sale	10/13/2025	1,094	$2.70
	Open Market Purchase	10/15/2025	68	$2.97
	Open Market Sale	10/16/2025	347	$3.07 (3)
	Open Market Purchase	10/20/2025	374	$3.16
	Open Market Sale	10/20/2025	426	$3.19
	Open Market Purchase	10/27/2025	2,767	$3.22
	Open Market Sale	10/28/2025	1,975	$3.48
	Open Market Sale	10/29/2025	1,099	$3.46
	Open Market Purchase	10/29/2025	809	$3.44
	Open Market Sale	11/03/2025	762	$3.13
	Open Market Sale	11/06/2025	5	$2.93
	Open Market Sale	11/07/2025	545	$2.81 (4)
	Open Market Sale	11/12/2025	43,990	$2.51 (5)
	Open Market Sale	11/18/2025	393	$2.23
	Open Market Sale	11/19/2025	137	$2.08
	Open Market Sale	11/20/2025	632	$2.11 (6)
	Open Market Sale	11/21/2025	32,693	$2.26 (7)
	Open Market Sale	11/24/2025	264	$2.53 (8)
	Open Market Sale	11/26/2025	111	$2.81
	Open Market Sale	11/28/2025	285	$2.98
Mr. Arens	Open Market Purchase	10/10/2025	93,000	$2.65
	Open Market Purchase	10/13/2025	7,000	$2.73
	Open Market Purchase	10/15/2025	12,855	$3.02 (9)
	Open Market Purchase	10/16/2025	16,151	$3.05
	Open Market Purchase	10/17/2025	70,994	$3.05 (10)
	Open Market Purchase	10/28/2025	10,000	$3.43 (11)
	Open Market Purchase	10/29/2025	22,000	$3.31 (12)
Joint Accounts	Open Market Purchase	10/13/2025	21,000	$2.70 (13)
	Open Market Purchase	10/21/2025	40,000	$3.16 (14)
	Open Market Purchase	10/30/2025	10,500	$3.31 (15)

(1)
The Reporting Persons undertake to provide, upon request by the staff of the Securities and Exchange Commission, the issuer, or a security holder of the Company, full information regarding the number of shares sold at each price for which weighted average prices are provided for the transactions reported below.

(2)	Represents the weighted average purchase price of purchase on the transaction date at prices ranging from $2.90 to $2.93 per share.
(3)	Represents the weighted average purchase price of purchase on the transaction date at prices ranging from $3.05 to $3.08 per share.
(4)	Represents the weighted average purchase price of purchase on the transaction date at prices ranging from $2.81 to $2.82 per share.
(5)	Represents the weighted average purchase price of purchase on the transaction date at prices ranging from $2.48 to $2.56 per share.
(6)	Represents the weighted average purchase price of purchase on the transaction date at prices ranging from $2.04 to $2.23 per share.
(7)	Represents the weighted average purchase price of purchase on the transaction date at prices ranging from $2.26 to $2.35 per share.
(8)	Represents the weighted average purchase price of purchase on the transaction date at prices ranging from $2.47 to $2.57 per share.
(9)	Represents the weighted average purchase price of purchase on the transaction date at prices ranging from $3.01 to $3.02 per share.
(10)	Represents the weighted average purchase price of purchase on the transaction date at prices ranging from $2.99 to $3.05 per share.
(11)	Represents the weighted average purchase price of purchase on the transaction date at prices ranging from $3.42 to $3.44 per share.
(12)	Represents the weighted average purchase price of purchase on the transaction date at prices ranging from $3.31 to $3.31 per share.
(13)	Represents the weighted average purchase price of purchase on the transaction date at prices ranging from $2.69 to $2.71 per share.
(14)	Represents the weighted average purchase price of purchase on the transaction date at prices ranging from $3.14 to $3.20 per share.
(15)	Represents the weighted average purchase price of purchase on the transaction date at prices ranging from $3.30 to $3.31 per share.